Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2018, relating to the consolidated financial statements of Ascendis Pharma A/S and subsidiaries, appearing in the Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2017.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

November 28, 2018

/s/ Henrik Hjort Kjelgaard State Authorised Public Accountant	/s/ Max Damborg State Authorised Public Accountant